UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 16, 2009
Date of Report (Date of earliest event reported)
Zunicom Inc
(Exact name of registrant as specified in its charter)

Texas	000-27210	75-2408297

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

4315 West Lovers Lane, Dallas, Texas	75209

(Address of principal executive offices)	(Zip Code)
(214) 352-8674
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

            Zunicom, Inc. (the “Company”) was the holder of two promissory notes dated December 20, 2006 of Universal Power Group, Inc. (“UPG”) in the original principal amounts of $3,000,000 and $2,850,000 respectively. On December 16, 2009, the Company accepted the offer of UPG to pay-off the outstanding principal amount of each note at a discount of 7&1/2% off of the outstanding principal amount of each note, plus accrued unpaid interest to such date on each note. The Company received from UPG $3,771,141 in such pay-off of these two notes.

            The Company owns approximately 41% of the outstanding common stock of UPG. William Tan, the President and a director of the Company, is the Chairman of the UPG board of directors. Ian Edmonds, a director of the Company, is the President and a director of UPG.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zunicom Inc
Date: December 18, 2009	By:	/s/ John Rudy
John Rudy
Chief Financial Officer